Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                 --------------

                     COMPUTER ASSOCIATES INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its Charter)

                Delaware                               13-2857434
State or other jurisdiction of incorporation or    (I.R.S. Employer
organization)                                      Identification No.)

                          One Computer Associates Plaza
                          Islandia, New York 11788-7000
               (Address of principal executive offices)(Zip Code)

            Memco Software Ltd. 1996 Stock Option and Incentive Plan
          Memco Software Ltd. 1996 Stock Option and Incentive Plan (II)
         Memco Software Ltd. 1997 Stock Option and Incentive Plan (III)
          Memco Software Ltd. 1998 Stock Option and Incentive Plan (IV)
               Locus Computing Corporation 1987 Stock Option Plan
                    Logic Works, Inc. 1993 Stock Option Plan
             Logic Works, Inc. 1995 Stock Option/Stock Issuance Plan
  Prodea Software Corporation 1993 Employee Stock Option and Compensation Plan
              Trinzic Corporation 1991 Incentive Stock Option Plan
                  VAYDA CONSULTING INC. 1995 Stock Option Plan
                  VIVID Publishing, Inc. 1997 Stock Option Plan
                  VIVID Publishing, Inc. 1996 Stock Option Plan
                            (Full title of the plan)


                                     IRA ZAR
                 Senior Vice President - Chief Financial Officer
                     COMPUTER ASSOCIATES INTERNATIONAL, INC.
          One Computer Associates Plaza, Islandia, New York 11788-7000
                     (Name and address of agent for service)
                                 (516) 342-5224
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                         Proposed    Proposed
                                         Maximum     Maximum
                                         Offering    Aggregate
Title of Securities to     Amount to be  Price       Offering   Amount of
be Registered              Registered(1) Per Unit    Price      Registration Fee
------------------------ --------------- ----------  ---------- ----------------
Common Stock, $.10 par
value  per   share,
together  with  the       800,000 Shares   $47.375   $37,900,000      $10,537
associated right to
purchase shares of
Series One Junior
Participating Preferred
Stock, Class A, without
par value.
------------------------ --------------- ----------  ---------- ----------------
TOTAL:                   800,000 Shares              $37,900,000       $10,537
--------------------------------------------------------------------------------

(1) Rights are attached to and trade with the Registrant's Common Stock and are issued for no additional consideration. The value attributable to Rights, if any, is reflected in the market price of the Common Stock. No additional registration fee is required.


                                     PART I

Item 1.  Plan Information

         Each of the plans included as part of this registration statement will be assumed by Computer Associates International, Inc. (the "Company" or the "Registrant") pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 29, 1999 among the Company, Hard Metal, Inc. and PLATINUM technology International, inc. ("PLATINUM"). Each of these plans had previously been assumed by PLATINUM pursuant to the terms of the agreement and plan of merger pursuant to which each issuer was acquired by PLATINUM. Options previously issued under each of the plans included in this registration statement will be converted into options to purchase shares of the Company's common stock, $.10 par value per share. No additional options will be issued under any of the plans included in this registration statement.

Item 2.  Registrant Information and Employee
                  Plan Annual Information

                                     PART II


Item 3.  Incorporation of Documents by Reference.

                  The documents listed in (a) through (c) below are hereby incorporated by reference in this Registration Statement:

                  (a) The Registrant's annual report on Form 10-K for its fiscal year ended March 31, 1999, filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                  (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above; and

                  (c) The  description  of the  Registrant's  common stock,  par value $.10 per share,  outlined in the  Registrant's  registration  statement on
Form 8-A filed under the Exchange Act, which in turn incorporates by reference the description in the Registrant's Registration Statement on Form S-1 (Registration No. 2-74618) filed under the Securities Act of 1933, as amended (the "Securities Act").

Item 4.  Description of Securities.

                  Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Steven M. Woghin, who rendered the opinion as to the legality of the Registrant's common stock to be issued pursuant hereto, is employed by the Registrant as Senior Vice President and General Counsel. Mr. Woghin is the beneficial owner of 2,687 shares (including 2,137 shares credited to his account in the Registrant's tax qualified profit sharing plan) and of options to purchase 64,249 shares, of Registrant's common stock.

Item 6.  Indemnification of Directors and Officers

                  As permitted by Section of 145 of the Delaware General Corporation Law, Article EIGHTH of the Registrant's Restated Certificate of Incorporation provides:

         "The Corporation shall to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as the same may be amended and supplemented, indemnify any and all persons it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any ByLaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

                  The Registrant's Restated Certificate of Incorporation also limits the personal liability of directors for monetary damages in certain instances and eliminates director liability for monetary damages arising from any breach of the director's duty of care.

                  The Registrant maintains insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under the provisions of the Registrant's Restated Certificate of Incorporation, as amended.

Item 7.  Exemption from Registration Claimed.

                  Not Applicable.

Item 8.  Exhibits.

                  See the Exhibits Index attached hereto.


Item 9.  Undertakings.

A.       The undersigned Registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

         (3) To remove the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling person of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Islip, County of Suffolk and State of New York on the 17th day of June, 1999.

                     COMPUTER ASSOCIATES INTERNATIONAL, INC.



                                          By: /s/Ira Zar
                                              Ira Zar
                                              Senior Vice President
                                              Chief Financial Officer





                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Charles B. Wang and Ira Zar, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/Charles B. Wang
------------------------------
Charles B. Wang                Chairman, Chief Executive Officer   June 17, 1999
                               and Director (Principal Executive
                               Officer)
/s/Ira Zar
------------------------------
Ira Zar                        Senior Vice President and Chief     June 17, 1999
                               Financial Officer (Principal
                               Financial and Accounting Officer)
/s/Russell M. Artzt
------------------------------
Russell M. Artzt               Director                            June 17, 1999

/s/Willem F.P. de Vogel
------------------------------
Willem F.P. de Vogel           Director                            June 17, 1999

/s/Irving Goldstein
------------------------------
Irving Goldstein               Director                            June 17, 1999

/s/Richard A. Grasso
------------------------------
Richard A. Grasso              Director                            June 17, 1999

/s/Shirley Strum Kenny
------------------------------
Shirley Strum Kenny            Director                            June 17, 1999

/s/Sanjay Kumar
------------------------------
Sanjay Kumar                   Director                            June 17, 1999

/s/Roel Pieper
------------------------------
Roel Pieper                    Director                            June 17, 1999

                                INDEX TO EXHIBITS

Exhibit                                                              Exhibits to
Number                     Description                               This Report

4.1 Logic Works, Inc. 1995 Stock Option/Stock Issuance Plan/Stock Issuance Plan (incorporated by reference to the Platinum Technology,Inc. Registration Statement on Form S-8, Registration No. 333-57311 (the "Platinum June 1998 S-8")
4.2 Memco Software Ltd. 1996 Stock Option and Incentive Plan (incorporated by reference to Memco's Registration Statement on Form S-8, Registration No. 333-6060)

4.3    Memco Software Ltd. 1996 Stock Option and Incentive
       Plan (II)(incorporated by reference to Memco's
       Registration Statement on Form S-8, Registration
       No. 333-6060).
4.4    Memco Software Ltd. 1997 Stock Option and Incentive
       Plan (III)(incorporated by reference to Memco's
       Registration Statement on Form S-8, Registration
       No. 333-8478).
4.5    Memco Software Ltd. 1998 Stock Option and Incentive
       Plan (IV) (incorporated by reference to the Platinum
       Technologies, Inc. Registration Statement on Form S-8,
       Registration Number 333-75323)
4.6    VAYDA CONSULTING INC. 1995 Stock Option Plan
       (incorporated by reference to the Platinum
       Technologies, Inc. Registration Statement on Form S-8,
       Registration Number 333-45131)
4.7    VIVID Publishing, Inc. 1996 Stock Option Plan
       (incorporated by reference to the Platinum June
       1998 S-8)
4.8    VIVID Publishing, Inc. 1997 Stock Option Plan
       (incorporated by reference to the Platinum June
       1998 S-8)
4.9    Locus Computing Corporation 1987 Stock Option Plan     Exhibit 4.9
4.10   Logic Works, Inc. 1993 Stock Option Plan               Exhibit 4.10
4.11   Prodea Software Corporation 1993 Employee Stock        Exhibit 4.11
       Option and Compensation Plan
4.12   Trinzic Corporation 1991 Incentive Stock Option Plan   Exhibit 4.12
5      Opinion of Steven M. Woghin, Esq. as to the legality   Exhibit 5
       of the shares being offered

23.1   Consent of Ernst & Young LLP                           Exhibit 23.1
23.2   Consent of Steven M. Woghin, Esq. (contained in his
       opinion in Exhibit 5)                                  Filed as Exhibit 5